Exhibit 21

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	Place of Incorporation
1700 Insurance Company Ltd.	Bermuda
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Storage & Security LLC	Delaware
Sentry Safe, Inc.	New York
Master Lock Company LLC	Delaware
Master Lock Canada Inc./Serrures Master Lock Canada Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand US Holdings Corp.	Delaware
FBHS Holding Luxembourg S.a.r.l.	Luxembourg
KCMB Nova Scotia Corp.	Nova Scotia, Canada
MBCI Canada Partnership	Manitoba, Canada
Kitchen Craft of Canada	Canada
Moen	Ontario, Canada
Moen Holding LLC	Delaware
Anafree Holdings, Inc.	Delaware
Anaheim Manufacturing Company	Delaware
Moen Incorporated	Delaware
MI Sales & Service Company	Delaware
Moen China, Limited	Hong Kong
Moen Guangzhou Faucet Co., Ltd.	China
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen Hong Kong Holding Co. Limited	Hong Kong
Moen (Changshu) Kitchen and Bath Products Co., Ltd.	China
NHB Industries Limited	Canada
Norcraft Companies, Inc.	Delaware
Norcraft Holdings Corp. I	Delaware
Norcraft Companies LLC	Delaware
Norcraft Holdings, L.P.	Delaware
Norcraft Intermediate Holdings, L.P.	Delaware
Norcraft Companies, L.P.	Delaware
Norcraft Canada Corporation	Nova Scotia, Canada
MasterBrand WC LLC	Delaware
Master Woodcrafters Holding Luxembourg S.C.sp.	Luxembourg
Woodcrafters Home Products S.ar.l.	Luxembourg
MI Service Company LLC	Delaware
Woodcrafters Home Products, S de RL de CV	Mexico
Woodcrafters Home Products, LLC	Delaware
Fortune Brands Doors, Inc.	Delaware
Winwood Insurance Company, Ltd.	Bermuda
Therma-Tru Corp.	Ohio
Fypon LLC	Delaware
Fypon Chemical Industry (Yantai) Co., Ltd.	China
Puertas y Vidrios de Matamoros, S.A. de C.V.	Mexico